Exhibit 10.45

This is an English translation

Supplementary Agreement to the Technology Development Contract with respect to Qihu Online Shops Information System

This agreement is made and entered into by and among:

Party A: Beijing Qihu Technology Company Limited (“Party A”)

Party B: Qizhi Software (Beijing) Co., Ltd. (“Party B”)

WHEREAS,

Party A and Party B entered into Technology Development Contract with respect to Qihu online shops information system (Contract No. 2009110001001701) on March 15, 2009 (“Original Contract”),

NOW, THEREFORE, through friendly negotiation, both parties hereby enter into this supplementary agreement to modify certain provisions in the Original Contract as follows:

1.               Both parties agree to modify the Article 8.1 of the Original Contract “Party A shall pay 35% of the revenues generated from online shops to Party B from June 2009 to December 2012.” To “Party A shall pay 20% of the revenues generated from online shops to Party B from June 1, 2010 to December 31, 2012.”

2.               As a supplementary agreement to the Original Contract, this agreement shall have the same legal force as the Original Contract. Except for the aforesaid modifications or supplements, other provisions of the Original Contract shall still be effective.

3.               This agreement shall become effective as of being executed by the legal representative or authorized representative of both parties.

4.               This agreement shall be executed in duplicate, one for each party hereto and each being of equal legal force.

Party A: Beijing Qihu Technology Company Limited

(Chop):	/s/ [Company Stamp of Beijing Qihu Technology Company Limited]
Legal Representative / Authorized Representative:

Party B: Qizhi Software (Beijing) Co., Ltd.

(Chop):	/s/ [Company Stamp of Qizhi Software (Beijing) Co., Ltd.]
Legal Representative / Authorized Representative:

Signature Date: June 1, 2010